SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  April 27, 2000
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                       AXIOHM TRANSACTION SOLUTIONS, INC.
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               (Exact name of registrant as specified in charter)


California                             0-13459                 94-2917470
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(State of other jurisdiction        (Commission              (IRS Employer
   of incorporation)                File Number)           Identification No.)



 16 Sentry Park West, Suite 450 - 1787 Sentry Parkway West, Blue Bell, PA 19422
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               (Address of principal executive offices) (Zip Code)



Registrant's telephone number, including area code:  (215) 591-0940
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         ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

         On November 8, 1999 (the "Petition Date"), Axiohm Transaction Solutions, Inc. (the "Company"), and its United States subsidiaries, Axiohm IPB, Inc., Cognitive Solutions, Inc., Cognitive LLC and Stadia Colorado Corp. (the "U.S. Subsidiaries", together with the Company, the "Debtors") filed voluntary petitions for relief under chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware ("Bankruptcy Court"). The Debtors' chapter 11 cases were consolidated for administrative purposes and proceeded under Case Number 99-4153 PJW. Since the Petition Date, the Debtors have continued in possession of their property and operated and managed their businesses as debtors-in-possession pursuant to ss.ss.1107 and 1108 of the Bankruptcy Code. As debtors-in-possession, the Debtors were authorized to operate their businesses in the ordinary course, but were not able to engage in transactions outside the ordinary course without the approval of the Bankruptcy Court.

         On April 27, 2000, the Bankruptcy Court entered an order confirming the Debtors' First Amended Plan of Reorganization, As Modified, dated February 25, 2000. Subject to certain conditions, including taking the Company private, the Plan is expected to take effect in mid-May. In addition, the Bankruptcy Court approved the Company's exit financing in the form of a new revolving line of credit in an amount up to $23 million provided by Lehman Commercial Paper, Inc.

         Upon the effective date of the Plan, the Company's senior secured term indebtedness in the amount of $62,650,000 will be refinanced and the holders thereof will also receive warrants. The holders of general unsecured claims, including the holders of $120,000,000 in 9.75% Senior Subordinated Notes due October 1, 2007, will receive 100 percent of the new common stock of the reorganized Company (except for those shares that maybe reserved for the new stock management plan to be implemented as of the effective date of the Plan). The existing common stock and stock options of the Company will be canceled and extinguished as of the effective date. The old shareholders will receive certain limited rights to participate in the proceeds of any future public offering or sale of the reorganized Company within the next five years pursuant to a Contingent Payment Agreement to be executed by the reorganized Company on the effective date of the Plan. Holders of the Company's stock options will receive no distributions under the Plan. All claims of suppliers and other trade vendors will not be affected by the Plan and will be paid in full.

         Under the Plan, the reorganized Company will authorize 10,000,000 shares of new common stock, no par value, 1,000,000 shares of which will be issued and outstanding as of the effective date. No shares of new common stock are reserved for future issuance in respect of claims and interests filed and allowed under the Plan.

         As of February 28, 2000, total assets of the Company on a consolidated basis with its subsidiaries were $117,176,000 and total liabilities on consolidated basis were $231,823,000.


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         ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits.

                  Exhibit No.       Description of Document
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                  2                 First Amended Plan of Reorganization, as
                                    Modified of Axiohm Transaction Solutions,
                                    Inc., Axiohm IPB, Inc., Cognitive Solutions,
                                    Inc., Cognitive LLC, and Stadia Colorado
                                    Corporation under chapter 11 of the
                                    Bankruptcy Code dated February 25, 2000 (the
                                    "Plan") and Order Approving Confirmation of the Plan

                  99 Press release dated May 1, 2000 issued by the Company.


                                      -3-
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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Axiohm Transaction Solutions, Inc.



Date:  May 11, 2000                    By:    /s/ Carmen J. Conicelli, Jr.
                                          --------------------------------
                                       Its:   Chief Accounting Officer
                                              and Corporate Controller